EXHIBIT 23.1
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                    CONSENT OF HAZLETT, LEWIS & BIETER, PLLC
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




As independent registered certified public accountants, we hereby consent to the incorporation of our report on the Chattem, Inc. Savings and Investment Plan included in this From 11-K into the Company's previously filed S-8 Registration Statement, File No. 33-35386.



/s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
June 28, 2005